US-DOCS\167051626.8 1 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of January 19, 2026 and effective as of January 1, 2026 (the “Effective Date”), by and between Marcus Lemonis (“Employee”) and Bed Bath & Beyond, Inc., a Delaware corporation (“Bed Bath & Beyond,” and, together with any of the Affiliates of Bed Bath & Beyond as may employ Employee from time to time, and any successor(s) thereto, the “Company”). RECITALS WHEREAS, prior to the Effective Date, Employee served as Executive Chairman of the Company; and WHEREAS, commencing on the Effective Date, the Company desires to employ Employee as its Executive Chairman and Chief Executive Officer pursuant to the terms set forth in this Agreement, and Employee desires to be employed by Company pursuant to the terms and conditions of this Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1. Employment. The Company agrees to employ Employee as the Company’s Executive Chairman and Chief Executive Officer on the terms and conditions set forth in this Agreement, and Employee agrees to accept such employment and agrees to perform the services and duties for the Company as herein provided for the period and upon the other terms and conditions set forth in this Agreement. Employee shall be subject to the direction of the Company’s Board of Directors. Employee’s employment hereunder will commence on the Effective Date and continue until terminated pursuant to Section 6 below (the “Term”). Employee’s employment with the Company under this Agreement is on an at-will basis, meaning that either Employee or the Company may terminate the employment at any time for any reason or no reason. Notwithstanding the foregoing, Employee may be entitled to severance upon certain qualifying terminations of employment, as outlined in Section 6 below. 2. Position and Duties. 2.01 Title. During the Term, Employee agrees to serve as the Company’s Executive Chairman and Chief Executive Officer and undertake such additional duties as may be directed by the Company’s Board of Directors. In addition, during the Term, the Company shall cause Employee to be nominated to stand for election to the Company’s Board of Directors at any meeting of stockholders of the Company during which any such election is held and Employee’s term as director will expire if he is not reelected; provided, however, that the Company shall not be obligated to cause such nomination if (a) any of the events constituting Cause (as defined below) have occurred and not been cured or (b) Employee has issued a notice of termination of employment with the Company.

US-DOCS\167051626.8 2 2.02 Duties: Location. (a) During the Term of this Agreement, Employee agrees to serve the Company and Employee will faithfully and to the best of his ability discharge his duties and will devote such portion of his business time and effort to the business and affairs of the Company, its direct and indirect subsidiaries and certain Affiliates (as defined below) of the Company as is necessary to perform such duties. In addition, Employee understands that the Company’s Board of Directors may, from time to time, direct that Employee assist and provide services to one or more other entities directly or indirectly owned or controlled by, or under common ownership or control with, the Company (“Affiliates”). (b) Notwithstanding the foregoing, Employee shall be permitted to (i) manage his personal investments, (ii) participate in, and be involved with, community, educational, charitable, professional, and religious organizations, and for-profit businesses that do not compete with the Company or any of its Affiliates, (iii) appear on television shows and accept speaking and/or promotional engagements and endorsement arrangements, and (iv) continue to be employed as Co-Founder and Special Advisor to Camping World Holdings, Inc. (the “Permitted Outside Activities”). (c) Employee shall be permitted to perform Employee’s duties under this Agreement remotely, subject to reasonable business travel to the Company’s offices and elsewhere as necessitated by Employee’s duties or as reasonably requested by the Company’s Board of Directors from time to time. 3. Compensation. 3.01 Base Salary. During the Term of this Agreement, the Company shall pay to Employee a base annual salary of Three Hundred Thousand and No/100 Dollars ($300,000) (“Base Salary”), which salary shall be paid in accordance with the Company's normal payroll procedures and policies. Employee’s Base Salary shall be subject to annual review by the Company’s Board of Directors or the Compensation Committee thereof. 3.02 Annual Bonus. For each fiscal year during the Term, Employee shall have the opportunity to earn an annual bonus (“Annual Bonus”) based on performance against specified performance objectives to be established prior to or as soon as practicable following the commencement of each fiscal year by the Company’s Board of Directors or the Compensation Committee thereof. For each fiscal year during the Term, Employee’s target annual bonus for each fiscal year shall be $2,200,000 (“Target Bonus”), with the opportunity to earn an Annual Bonus of up to 150% of Employee’s Target Bonus based upon the achievement of maximum performance targets to be established each year by the Company’s Board of Directors or the Compensation Committee thereof that exceed the Target Performance Objectives. For each fiscal year during the Term, Employee shall be entitled to receive a monthly advance against his Annual Bonus in the amount of $58,333.33, payable in the first payroll period of each month (the “Minimum Draw”). The Company’s Board of Directors or the Compensation Committee thereof may increase the Minimum Draw at any time based upon performance. The aggregate Minimum Draw amounts for any given fiscal year scheduled to be paid to Employee are referred to herein as

US-DOCS\167051626.8 3 the “Aggregate Minimum Draw Amount.” In the event Employee’s final Annual Bonus for any fiscal year as determined by the Board of Directors or the Compensation Committee thereof is more than the aggregate amount advanced to Employee for such fiscal year pursuant to the Minimum Draw, such underpayment shall be paid to Employee when annual bonuses are paid to the Company’s senior executives generally (the “Annual Bonus True-Up Payment”). In the event the Annual Bonus for any fiscal year as determined by the Board of Directors or the Compensation Committee thereof is less than the aggregate amount advanced for such fiscal year pursuant to the Minimum Draw, no additional amount shall be payable to Employee for such fiscal year (and, for the avoidance of doubt, Employee shall not be obligated to repay to the Company the difference between the aggregate amount advanced pursuant to the Minimum Draw and the final Annual Bonus). Any Annual Bonus True-Up Payment may be paid to Employee in the form of fully vested shares of the Company’s common stock with a fair market value on the date of issuance equal to the amount of such Annual Bonus True-Up Payment issued under the Bed Bath & Beyond 2005 Equity Incentive Plan (as amended from time to time, the “2005 Plan”) or any successor equity plan, unless Employee provides written notice to the Company no later than December 1 of the applicable year to which such Annual Bonus relates that such Annual Bonus should be payable in cash; provided that the final form of payment of such Annual Bonus shall in all events be subject to approval by the Board of Directors or the Compensation Committee thereof and further subject to the availability of shares under the 2005 Plan or any successor equity plan or approval of the issuance of such shares by the Company’s stockholders, if necessary. Any Annual Bonus True-Up Payment will be paid between January 1 and April 1 of the calendar year following the fiscal year to which it relates. Except as otherwise provided in Section 6, Employee must be employed by the Company on the date of payment of such Annual Bonus True-Up Payment in order to be eligible to receive such Annual Bonus True-Up Payment. 3.03 Benefits. Employee may participate in all employee benefit plans or programs of the Company consistent with such plans and programs of the Company, provided that in no event shall Employee be eligible to participate in the Company’s Key Employee Severance Plan or any other severance plan or program of the Company, except as set forth in Section 6. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Employee’s participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. 3.04 Expenses; Contributions. Company agrees to reimburse all reasonable business expenses incurred by Employee consistent with the Company’s policies regarding reimbursement in the performance of Employee’s duties under this Agreement. 3.05 Vacation and Sick leave. Employee shall be entitled to paid time off to be used (without set limits) for purposes such as vacation, relaxation, personal or family needs, and for absences shall be governed by Company leave policies (subject to the limits specified in those policies). 3.06 Equity Awards. (a) On or as soon as reasonably practicable following the Effective Date, Employee shall be eligible to receive an equity award of 1,500,000 restricted stock units that will vest in four

US-DOCS\167051626.8 4 equal installments on each of the first, second, third and fourth anniversaries of the Effective Date, subject to Employee’s continued service through the applicable vesting date(s) (the “Effective Date RSU Award”). The Effective Date RSU Award will be granted pursuant to the 2005 Plan, or a successor equity plan, and the terms of an applicable award agreement. (b) On or as soon as reasonably practicable following the Effective Date, Employee shall also be eligible to receive an equity award of 600,000 performance shares (at “target” performance) that will be eligible to vest over four one-year performance periods, based on performance metrics to be determined by the Board of Directors or the Compensation Committee thereof, subject to the Employee’s continued service through the applicable vesting date(s) (the “Effective Date PSU Award”). The Effective Date PSU Award will be granted pursuant to the 2005 Plan, or a successor equity plan, and the terms of an applicable award agreement. (c) The Effective Date RSU Award and Effective Date PSU Award shall be further subject to approval by the Company’s stockholders, at the Company’s 2026 Annual Meeting of Stockholders, of either (i) an amendment to the 2005 Plan to increase the number of shares of common stock available for issuance thereunder and to increase the per person annual limits on awards of restricted stock units and performance shares under the 2005 Plan to accommodate the Effective Date RSU Award and the Effective Date PSU Award, or (ii) a successor equity plan that reserves a sufficient number of shares to accommodate the grant of the Effective Date RSU Award and the Effective Date PSU Award. In the event that the Company’s stockholders fail to approve the applicable proposal described in the preceding sentence at the Company’s 2026 Annual Meeting of Stockholders, the Effective Date RSU Award and Effective Date PSU Award shall be immediately forfeited. 3.07 Annual Awards. Commencing in calendar year 2027 and for each year thereafter during the Term, there is an expectation that Employee shall be eligible to receive annual equity awards with an aggregate target value equal to $4,500,000, comprised of restricted stock units and performance stock units in the same proportions as other senior executives of the Company, or such other equity vehicle mix as mutually agreed by Employee and the Company’s Board or Compensation Committee. The annual awards shall be subject to approval by the Company’s Board of Directors or the Compensation Committee thereof and may be further subject to approval by the Company’s stockholders to the extent the shares available under the Company’s stockholder-approved equity plan are insufficient to cover such awards. Consistent with the 2005 Plan, Employee may be eligible for additional refresh awards to be approved by the Company’s Board of Directors or the Compensation Committee thereof at their discretion. 3.08 No Additional Compensation. As of the Effective Date, the compensation set forth in this Section 3 represents the sole compensation Employee is entitled to receive in exchange for serving as Executive Chairman and Chief Executive Officer of the Company, and, for the avoidance of doubt, Employee shall not be entitled to any additional compensation in respect of his role as Executive Chairman or as a member of the Board or as an officer or director any subsidiary or affiliate of the Company.

US-DOCS\167051626.8 5 4. Restrictive Covenants, Company Policies and Confidential Information. 4.01 Confidential Information. In connection with Employee’s employment with the Company, Employee has received and will continue to receive and have access to Company confidential information and trade secrets. Accordingly, Employee affirms that he has previously executed the Company’s standard form of Employment, Confidential Information and Invention Assignment and Arbitration Agreement (the “Confidentiality Agreement”), which is attached to this Agreement as Exhibit A. 4.02 Company Policies. Employee is required to abide by the Company’s policies and procedures (including but not limited to the Company’s employee handbook), as adopted or modified from time to time within the Company’s discretion, and acknowledge in writing that Employee has read and will comply with such policies and procedures (and provide additional such acknowledgements as such policies and procedures may be modified from time to time). The Company may modify, revoke, suspend or terminate any of the policies and/or procedures at any time, with or without notice. 4.03 Non-competition. Employee agrees that, during the Term and for a period of one year after the termination of Employee’s employment or service for any reason (the “Non-Compete Period”), Employee shall not, directly or indirectly, (a) engage in activities or businesses (including without limitation by owning any interest in, managing, controlling, participating in, consulting with, advising, rendering services for, or in any manner engaging in the business of owning, operating or managing any business) in any geographic location in which the Company, its subsidiaries or Affiliates engage in the business of the Company, whether through selling, distributing, manufacturing, marketing, purchasing, or otherwise, that compete directly or indirectly with the Company or any of its subsidiaries or Affiliates (“Competitive Activities”); or (b) assist any person in any way to do, or attempt to do, anything prohibited by Section 4.03(a) above. Employee acknowledges that the business of the Company and its Affiliates is international in scope and without geographical limitation within the United States. The Company agrees that Employee’s engagement in the Permitted Outside Activities will not constitute a Competitive Activity. 4.04 Indirect Competition. Employee further agrees that, during the Term and the Non- Compete Period, he will not, directly or indirectly, assist or encourage any other person in carrying out, direct or indirectly, any activity that would be prohibited by Section 4.03 if such activity were carried out by Employee, either directly or indirectly; and in particular Employee agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity. 4.05 Non-Solicitation. Employee further agrees that, during the Term and the Non- Compete Period, he will not, directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity.

US-DOCS\167051626.8 6 4.06 Tolling of Period and Enforceability. The Non-Compete Period shall be tolled during (and shall be deemed automatically extended by) any period in which Employee is in violation of the provisions of this Section 4. If a final and non-appealable judicial determination is made that any of the provisions of this Section 4 constitutes an unreasonable or otherwise unenforceable restriction against Employee, the provisions of this Section 4 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. Moreover, and without limiting the generality of Section 4, notwithstanding the fact that any provision of this Section 4 is determined to not be enforceable through specific performance, the Company will nevertheless be entitled to recover monetary damages as a result of Employee’s breach of such provision. 4.07 Passive Ownership. The provisions of Section 4 shall not be deemed breached as a result of Employee’s ownership of: (i) the equity securities of Camping World Holdings, Inc. and its affiliated entities; (ii) less than an aggregate of 5% of any class of securities of a person engaged, directly or indirectly, in Competitive Activities, so long as Employee does not actively participate in the business of such person; or (iii) less than an aggregate of 5% in value of any instrument of indebtedness of a person engaged, directly or indirectly, in Competitive Activities. 4.08 Acknowledgement. Employee acknowledges that Employee has carefully read this Agreement and has given careful consideration to the restraints imposed upon Employee by this Agreement and the Confidentiality Agreement and is in full accord as to the necessity of such restraints for the reasonable and proper protection of the Confidential Information (as defined in the Confidentiality Agreement), business strategies, employee and customer relationships and goodwill of the Company and its subsidiaries and Affiliates now existing or to be developed in the future. Employee expressly acknowledges and agrees that each and every restraint imposed by this Agreement and the Confidentiality Agreement is reasonable with respect to subject matter, time period and geographical area. Employee further acknowledges that although Employee’s compliance with the covenants contained in the Confidentiality Agreement and this Section 4 may prevent Employee from earning a livelihood in a business similar to the business of the Company, Employee’s experience and capabilities are such that Employee has other opportunities to earn a livelihood and adequate means of support for Employee and Employee’s dependents. 4.09. Permitted Activities. Notwithstanding anything to the contrary herein, nothing in this Agreement shall prevent Employee or the Company from, as applicable, (i) communicating directly with, cooperating with, filing a charge with, reporting possible violations of federal law or regulation to, or providing information to any federal, state or local government agency, including without limitation, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, (ii) providing truthful information to the extent required by applicable law in connection with any legal proceeding, government investigation or other legal matter; (iii) exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act, or (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful. In addition, Employee acknowledges receipt of the following notice of immunity rights under the

US-DOCS\167051626.8 7 U.S. Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.” 5. Indemnification and Additional Insurance. The Company shall indemnify Employee with respect to matters relating to Employee’s services as an officer and director of the Company or any of its Affiliates, occurring during the course and scope of Employee’s employment or service with the Company to the extent and pursuant to the provisions of Delaware law. The foregoing indemnity is contractual and will survive any adverse amendment to or repeal of this Agreement. The Company will also cover Employee under a policy of officers’ and directors’ liability insurance providing coverage that is comparable to that provided now or hereafter to other senior executives of the Company. The provisions of this Section will survive the termination of this Agreement for any reason. In furtherance of the foregoing, the Company and Employee have entered into that certain Indemnification Agreement in the form attached hereto as Exhibit B (the “Indemnification Agreement”). 6. Termination. 6.01 Grounds for Termination. Employee’s employment with the Company shall terminate under any of the circumstances set forth below. a. If Employee shall die or due to Employee’s Disability (as defined in Section 6.03 below); b. By mutual agreement of the Company and Employee; c. By Employee for any reason other than Good Reason upon notice to the Company; d. By the Company for Cause (as defined in Section 6.02 below); e. By the Company without Cause (and other than by reason of Employee’s death or termination due to Disability); and f. By Employee for Good Reason (as defined in Section 6.04 below). Notwithstanding any termination of this Agreement and Employee’s employment by the Company, Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Employee’s employment including without limitation the provisions of Sections 4, 5 and 7 hereof. 6.02 For “Cause” Defined. Termination of Employee’s employment by the Company for any of the following reasons shall be deemed termination for “Cause”:

US-DOCS\167051626.8 8 a. An act of personal dishonesty taken by Employee in connection with his responsibilities with the Company; b. Employee’s commission of a felony or any other criminal conviction if such conviction involves Employee’s lack of honesty; c. A willful act by Employee in which constitutes gross misconduct or intentional violation of the Company’s policies or agreements; or d. following delivery to Employee of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that Employee has not substantially performed his or her duties, continued violations by Employee of his obligations to the Company which are demonstrably willful and deliberate on Employee’s part. 6.03 “Change in Control” Defined. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events: a. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; b. The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; c. A change in the composition of the Board of Directors occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are members of the Board of Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or d. The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. 6.04 “Disability” Defined. The Company may determine that Employee is disabled if he shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement for a period of twelve (12) consecutive months. 6.05 “Good Reason” Defined. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Employee’s written consent:

US-DOCS\167051626.8 9 a. A material reduction of Employee’s duties, title, authority or responsibilities, relative to Employee’s duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, title, authority or responsibilities, including, without limitation, following a Change in Control, Employee ceasing to report to the board of directors of the ultimate parent entity of the Company (or its successor), and/or Employee ceasing to serve as the chief executive officer of such ultimate parent entity; b. A material reduction by the Company in the Base Salary or Target Bonus or Minimum Draw (without a corresponding increase in Base Salary to offset such reduction) as in effect immediately prior to such reduction; c. The involuntary relocation of the Participant’s principal place of employment by more than thirty-five (35) miles from the present facility or location (which, in the case of remote employment, shall be the Employee’s residence); or d. The Company’s material breach of this Agreement or any other written agreement between Employee and the Company. Employee will not be deemed to have resigned for Good Reason unless (i) Employee provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Employee to constitute Good Reason within fifteen (15) days after the date of the occurrence of any event that Employee knows or should reasonably have known to constitute Good Reason, (ii) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (iii) the effective date of Employee’s termination for Good Reason occurs no later than sixty (60) days after the expiration of the cure period. 6.06 Surrender of Records and Property. Upon termination of his employment with the Company for any reason, Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or any of its Affiliates or which relate in any way to the business, products, practices or techniques of the Company or any of its Affiliates, and all other property, trade secrets and confidential information of the Company or any of its Affiliates, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company or any of its Affiliates, which in any of these cases are in his possession or under his control. 6.07 Payments Upon Termination. (a) Accrued Obligations. If Employee’s employment with the Company is terminated for any reason set forth in Section 6, then Employee shall be entitled to receive (i) his Base Salary and any accrued but unpaid paid time off through the date of the termination and (ii) reimbursement of any business expenses incurred in the ordinary course of business through the date of termination that have not yet been reimbursed pursuant to Section 3.04 (the amounts in this clause (a), the “Accrued Obligations”). (b) Termination Without Cause or Resignation for Good Reason. If Employee’s employment is terminated pursuant to Section 6.01(e) or (f) (each, a “Qualifying Termination”) and provided that Employee shall have executed and delivered to the Company the Company’s

US-DOCS\167051626.8 10 standard form of release of claims (a “Release”) and any period for rescission of such Release shall have expired without Employee having rescinding such Release, in addition to the Accrued Obligations, Employee shall be entitled to receive: (i) an amount in cash equal to the product of (I) the Severance Multiplier (as defined below) and (II) the sum of (A) Employee’s then-current Base Salary and (B) Employee’s Aggregate Minimum Draw Amount payable for the fiscal year in which the Qualifying Termination occurs, which amount shall be paid in a lump sum on the sixtieth (60th) day after the date of the Qualifying Termination; (ii) in the event of Employee’s Qualifying Termination following the end of a fiscal year but prior to the payment of the Annual Bonus True-Up Payment for such fiscal year, the amount of any earned but unpaid Minimum Draw or Annual Bonus True-Up Payment for such completed fiscal year based on performance for such completed fiscal year as determined by the Company’s Board of Directors or the Compensation Committee thereof, which amount shall be payable when annual bonuses are paid to the Company’s employees generally; (iii) an amount in cash equal to Employee’s then-current Target Bonus less the amount described in clause (i)(B) above, prorated for the portion of such year that has elapsed prior to the date of termination, which amount shall be paid in a lump sum on the sixtieth (60th) day after the date of the Qualifying Termination; (iv) if Employee timely elects to receive continued coverage under one or more of the Company’s group medical, dental or vision plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state law of similar effect, “COBRA”), then the Company will pay the full amount of Employee’s COBRA premiums, or will provided coverage under the Company’s self-funded broad based health insurance plans, on behalf of Employee, including coverage for the Employee’s eligible dependents under such plans, until the earliest of (X) eighteen (18) months following the date of the Qualifying Termination, (Y) the expiration of Employee’s eligibility for continuation coverage under COBRA or (Z) the date when Employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the date of the Qualifying Termination through the earliest of (X) through (Z), the “COBRA Payment Period”); and (v) all unvested equity or equity-based awards held by Employee that vest solely based on the passage of time shall immediately become vested as to a number of shares underlying each award equal to the greater of (x) fifty percent (50%) of the unvested shares subject to such award or (y) the number of shares that would have vested during the eighteen (18) months following the date of the Qualifying Termination had Employee remained employed with the Company for such period (for the avoidance of doubt, with any such awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement), provided that this clause (v) shall not supersede any equity acceleration provided under an applicable award agreement that is more favorable to Employee. Notwithstanding clause (iv) above, if at any time the Company determines in its sole discretion that the payment of COBRA premiums (or credit under the self-funded plan) pursuant to Section 6.06(b)(iv) would result in a violation of the nondiscrimination rules of Section 105(h) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care an Education Reconciliation Act), then in lieu of providing the COBRA premiums or credit under the self- funded plan, the Company shall instead pay Employee, on the first day of each month of the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month (or, in the case of a self-funded plan, the monthly cost or such coverage), subject to withholdings and deductions. In all cases, if Employee becomes eligible for coverage

US-DOCS\167051626.8 11 under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Payment Period, Employee must immediately notify the Company of such event. For purposes of this paragraph, any applicable insurance premiums that are paid by the Company will not include any amounts payable by Employee under a Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of Employee. For purposes of this Section 6.06(b), “Severance Multiplier” shall mean a fraction, the numerator of which is equal to eighteen (18) plus the number of full year(s) of Employee’s employment with the Company following the Effective Date, not to exceed twenty-four (24), and the denominator of which is equal to twelve (12). (c) Change in Control Qualifying Termination. In lieu of the payments and benefits set forth in Section 6.06(b), in the event Employee’s Qualifying Termination occurs on or within twelve (12) months following the date of a Change in Control, and provided that Employee shall have executed and delivered to the Company the Release and any period for rescission of such Release shall have expired without Employee having rescinding such Release, in addition to the Accrued Obligations, Employee shall be entitled to receive: (i) an amount in cash equal to 2.0x the sum of (A) Employee’s then-current Base Salary and (B) Employee’s Aggregate Minimum Draw Amount payable for the fiscal year in which the Qualifying Termination occurs, which amount shall be paid in a lump sum on the sixtieth (60th) day after the date of the Qualifying Termination; (ii) the payment set forth in Section 6.06(b)(ii), if applicable; (iii) an amount in cash equal to Employee’s then-current Target Bonus less the amount described in clause (i)(B) above, which amount shall be paid in a lump sum on the sixtieth (60th) day after the date of the Qualifying Termination; (iv) the benefits set forth in Section 6.06(b)(iv); and (v) all unvested equity or equity- based awards held by Employee that vest solely based on the passage of time shall immediately become one hundred percent (100%) vested (for the avoidance of doubt, with any such awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement). 6.08 Termination of Benefits. Employee’s right to receive severance payments and benefits hereunder will terminate immediately if, at any time prior to or during the period for which Employee is receiving severance payments and benefits, Employee, without the prior written approval of the Board of Directors or the Compensation Committee thereof, (a) willfully breaches a material provision of the Confidentiality Agreement and/or obligations of confidentiality, non- solicitation, non-disparagement, no conflicts or non-competition set forth in this Agreement, the Release or under applicable law; or (b) solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees. 6.09 Deemed Resignation. Upon termination of Employee’s employment for any reason, Employee shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its Affiliates. 6.10 Severance Calculation Matters. For calculating the severance payments in this Section 6, Base Salary, Target Bonus and Aggregate Minimum Draw Amount shall be determined as of the date of Employee’s Qualifying Termination and without regard to any reduction in such amounts giving rise to Employee’s resignation for Good Reason.

US-DOCS\167051626.8 12 7. Miscellaneous. 7.01 Governing Law; Venue. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Utah. 7.02 Prior Agreements. This Agreement, together with the Confidentiality Agreement and the Indemnification Agreement, contain the entire agreement of the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreement, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. 7.03 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling. 7.04 Amendments. No amendments or modifications of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto. 7.05 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by an estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. 7.06 Section 409A. (a) For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (and such other Treasury or Internal Revenue Service guidance) as in effect from time to time. The parties intend that any amounts payable hereunder will be compliant with Section 409A or will be exempt from Section 409A. Notwithstanding the foregoing, Employee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of Employee in connection with this Agreement (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold Employee (or any beneficiary) harmless from any or all of such taxes or penalties. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Employee or any other individual to the Company or any of its affiliates, employees or agents. (b) Notwithstanding anything in this Agreement to the contrary, the following special rule shall apply, if and to the extent required by Section 409A, in the event that (i) Employee is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), (ii) amounts or benefits under this Agreement or any other program, plan or arrangement of the Company or a

US-DOCS\167051626.8 13 controlled group affiliate thereof are due or payable on account of “separation from service” within the meaning of Treasury Regulations Section 1.409A-l(h) and (iii) Employee is employed by a public company or a controlled group affiliate thereof, then no payments hereunder that are “nonqualified deferred compensation” subject to Section 409A shall be made to Employee prior to the date that is six (6) months after the date of Employee’s separation from service or, if earlier, Employee’s date of death, and following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. (c) Each payment made under this Agreement (including each separate installment payment in the case of a series of installment payments) shall be deemed to be a separate payment for purposes of Section 409A. Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Section 409A. For purposes of this Agreement, with respect to payments of any amounts that are considered to be “nonqualified deferred compensation” subject to Section 409A or exempt from Section 409A under Treasury Regulation §§ 1.409A-1(b)(9) (“separation pay plans”), references to “termination of employment,” “termination,” or words and phrases of similar import, shall be deemed to refer to Employee’s “separation from service” as defined in Section 409A, and shall be interpreted and applied in a manner that is consistent with the requirements of Section 409A. (d) Notwithstanding anything to the contrary in this Agreement, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury Regulation § 1.409A-l(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided to Employee only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which Employee’s “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which Employee’s “separation from service” occurs. To the extent any indemnification payment, expense reimbursement, or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such indemnification payment or expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the indemnification payment or provision of in-kind benefits or expenses eligible for reimbursement in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses), and in no event shall any indemnification payment or expenses be reimbursed after the last day of the calendar year following the calendar year in which Employee incurred such indemnification payment or expenses, and in no event shall any right to indemnification payment or reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. (e) Notwithstanding anything to the contrary in this Agreement, to the extent that any payments due under this Agreement as a result of the Employee’s termination of employment with the Company are subject to the Employee’s execution and delivery and non-revocation of the Release (i) no such payments shall be made unless the Release Effective Date (as defined below) occurs on or prior to the sixtieth (60th) day immediately following Employee’s date of termination, (ii) the Company shall deliver the Release to the Employee within seven (7) days immediately

US-DOCS\167051626.8 14 following the date of termination, and (iii) if, as of the Release Expiration Date (as defined below), the Employee has failed to execute the Release or has timely revoked his acceptance of the Release thereafter, the Employee shall not be entitled to any payments or benefits otherwise conditioned on the Release. For purposes of this Agreement, the “Release Effective Date” shall mean the date on which the Release becomes effective and irrevocable in accordance with its terms. For purposes of this Section 7.06, “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release to the Employee, or, in the event that the Employee’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment act of 1967), the date that is forty-five (45) days following such delivery date. 7.07 280G Parachute Payments. Notwithstanding any other provision in this Agreement to the contrary, in the event that any payment or benefit received or to be received by Employee (including any payment or benefit received in connection with a Change in Control or the termination of Employee’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code , and (ii) but for this sentence, be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, the Total Payments shall be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Total Payments that would result in no portion of the Total Payments being subject to Excise Tax, or (B) the largest portion, up to and including the total amount of the Total Payments, whichever amount ((A) or (B)), after taking into account all applicable federal, state, provincial, foreign and local employment taxes, income taxes and the Excise Tax (all computed at the highest marginal rate), results in Employee’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Total Payments may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Total Payments equal the Reduced Amount, the reduction will occur in the following order (1) reduction of cash payments; (2) cancelation of accelerated vesting of stock awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to Employee. Within any such category of Total Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Employee’s applicable type of stock award (i.e., earliest granted stock awards are cancelled last). Any determination under this Section 7.07 shall be made in writing in good faith by an independent accounting firm or consultants of nationally recognized standing (the “Independent Advisors”) selected by the Company and acceptable to Employee, which shall provide detailed supporting calculations to the Company and Employee as requested by the Company or Employee. The Company and Employee shall provide the Independent Advisors with such information and documents as the Independent Advisors may reasonably request in order to make a determination under this Section. For purposes of making the calculations and determinations required by this Section, the Independent Advisors may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Independent Advisors’ determinations shall be final and binding on the Company and Employee.

US-DOCS\167051626.8 15 7.08 Compensation Recovery Policy. The Employee acknowledges and agrees that he shall take all action necessary or appropriate to comply with the clawback or similar policy adopted by the Company pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback or similar policy otherwise adopted by the Company, and any rules and regulations promulgated thereunder (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as appropriate). 7.09 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. 7.10 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 7. 7.11 Injunctive Relief. Employee agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 4. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief. 7.12 Attorneys’ Fees and Costs. The Company and Employee agree that in the event any litigation arises out of this Agreement between Company and Employee, the prevailing party in such litigation shall be entitled to recover its attorney’s fees and costs brought relating to such litigation. 7.13 No Mitigation Obligation. All amounts paid to Employee under this Agreement following Employee’s termination of employment and this Agreement are acknowledged by the Company and Employee to be reasonable and to be liquidated damages, and Employee will not be required to reduce the amount of such payments by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever (including from other employment) create any mitigation, offset, reduction or any other obligation on the part of Employee under this Agreement.

US-DOCS\167051626.8 16 7.14 Notices. Any notice, payment, demand or communication required or permitted to be given by the provisions of this Agreement shall be deemed to have been effectively given and received as follows: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Employee at the address listed on the Company’s personnel records and to the Company at its principal place of business, to the attention of the General Counsel, or such other address as either party may specify in writing. 7.15 Notice of Immunity. Notwithstanding any provision of this Agreement to the contrary, (i) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (ii) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) if Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. 7.16 Survival. The rights and obligations of the parties under the provisions of this Agreement shall survive, and remain binding and enforceable, notwithstanding the expiration of the Term, the termination of this Agreement, the termination of Employee’s employment hereunder or any settlement of the financial rights and obligations arising from Employee’s employment hereunder, to the extent necessary to preserve the intended benefits of such provisions. 7.17 Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party. [Signatures on following page]

US-DOCS\167051626.8 17 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph. BED BATH & BEYOND, INC. By: ______________________________ Adrianne Lee President and Chief Financial Officer EMPLOYEE By: ______________________________ Marcus Lemonis Adrianne Lee (Jan 19, 2026 09:06:51 MST) Adrianne Lee

US-DOCS\167051626.8 18 EXHIBIT A Confidentiality Agreement [Attached]

BED BATH & BEYOND, INC. EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT As a condition of my employment with the Bed Bath & Beyond, Inc., a Delaware corporation, with offices at 433 W Ascension Way, Murray, UT 84123, its subsidiaries, affiliates, successors and assigns ("Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company and the Company's agreement in Section 2(a), I agree to the following: 1. At-Will Employment. I understand and acknowledge that my employment with the company is for an unspecified duration and constitutes "at-will" employment. I also understand that any representation to the contrary is unauthorized and not valid unless obtained in writing and signed by the president of the company. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the company or myself, with or without notice. 2. Confidential Information. (a) Company Information. (i) The Company agrees that, it will provide me with Confidential Information (defined below) of the Company that will enable me to optimize the performance of my duties to the Company. In exchange, I agree to use such Confidential Information solely for the Company's benefit. The Company and I agree and acknowledge that its provision of such Confidential Information is not contingent on my continued employment with the Company. Notwithstanding the preceding sentence, I agree that upon the termination of my employment in accordance with Section 1, the Company shall have no obligation to provide me with its Confidential Information. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. (ii) I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party. 3. Ipyegtiops (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company ( collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products, or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process, or machine. (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks, or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such invention. (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies. (d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. (e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me. (f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of Utah Code Title 34, Chapter 39, Section 3 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in Utah Code Title 34, Chapter 39, Section 3 and not otherwise disclosed on Exhibit A. 4. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company. 5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 3( d). In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C. 6. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement. 7. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity. 8. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith. 9. Arbitration and Equitable Relief. (a) Arbitration. Except as provided in subsection (b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Utah in accordance with ml the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be Initial final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one- half of the costs and expenses of such arbitration, and each of us shall separately pay our ml counsel fees and expenses. (b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, 5 and, 7 herein. Accordingly, I agree that ifl breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that ml no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. Initial 10. General Provisions, (a) Governing Law: Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the state of Utah without regard for conflicts of laws principles. I hereby expressly consent to the exclusive personal jurisdiction of the state and federal courts located in Utah for any lawsuit filed there against me by the company arising from or relating to this Agreement. (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect. (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. (e) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party. (f) Countemarts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement. 11. I ackpowledze apd azree to each of the followin& items; (a) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and (b) I have carefully read this Agreement. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them; and (c) I sought the advice of an attorney of my choice if I wanted to before signing this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on this__g__day of~Ja_n_u_ary~---~ 2026 ; provided, however, that the Company executed this Agreement solely for the purpose of entering into the covenants contained in Section 2(a). BED BATH & BEYOND, INC. Adrianne Lee By: ___________ _ Name: Adrianne Lee Its: President & Chief Financial Officer EMPLOYEE Marcus u111on is (Signature) Marcus Lemonis (Print Name)

EXWBIJ A LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP Title Date Identifying Number or Brief Description Marcus Lemonis 1/12/26 n No inventions or improvements tl Additional Sheets ( email to hrdept@beyond.com) Signature of Employee: _________ _ Print Name of Employee: _________ _ Date: 1/12/26

Exhibit B 34-39-3. Scope of act -- When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions -- Exceptions. (1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is: (a) created by the employee entirely on his own time; and (b) not an employment invention. (2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention. (3) Subsection (1) does not apply to: (a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or (b) an agreement between an employee and his employer which is not an employment agreement. (4) Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee's employment or continuation of employment is not conditioned on the employee's acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment. (5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration. (6) An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment. (7) An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment. (8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions.

US-DOCS\167051626.8 19 EXHIBIT B Indemnification Agreement [Attached]

BEYOND, INC. INDEMNIFICATION AGREEMENT THIS AGREEMENT (the “Agreement”) is made and entered into as of , 202 , by and between Beyond, Inc., a Delaware corporation (the “Company”), and (“Indemnitee”). RECITALS WHEREAS, Indemnitee performs a valuable service for the Company; and WHEREAS, the Board of Directors of the Company has adopted Bylaws (the “Bylaws”) providing for the indemnification of the officers and directors of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (“Delaware Law”); and WHEREAS, the Bylaws and Delaware Law, by their nonexclusive nature, permit contracts between the Company and the officers or directors of the Company with respect to indemnification of such officers or directors; and WHEREAS, in accordance with the authorization as provided by Delaware Law, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance (“D & O Insurance”), covering certain liabilities which may be incurred by its officers or directors in the performance of their obligations to the Company; and WHEREAS, in order to induce Indemnitee to continue to serve as an officer or director of the Company, the Company has determined and agreed to enter into this contract with Indemnitee; and WHEREAS, the Board of Directors of the Company has previously approved the form and substance of this Agreement, and the Company and Indemnitee may previously have entered into an Indemnification Agreement substantially identical to this Agreement, but at present neither the Company nor Indemnitee has been able to locate an executed copy of any such prior Indemnification Agreement, and the Company and Indemnitee desire to execute and deliver this Agreement in order to ensure that each of them has an executed original of this Agreement; NOW, THEREFORE, in consideration of Indemnitee’s service as an officer or director after the date hereof, the parties hereto agree as follows: 1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of Delaware Law, as such may be amended from time to time, and the Bylaws, as such may be amended. In furtherance of the foregoing indemnification, and without limiting the generality thereof: EXHIBITB January 1 6 Bed Bath & Marcus Lemonis

-2- (a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of her Corporate Status (as hereinafter defined), she is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her or on her behalf in connection with such Proceeding or any claim, issue or matter therein, if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe her conduct was unlawful. (b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of her Corporate Status, she is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by her or on her behalf in connection with such Proceeding if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made. (c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, she shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by her or on her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by her or on her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. 2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her or on her behalf if, by reason of her Corporate Status, she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee

-3- that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful under Delaware law. 3. Contribution in the Event of Joint Liability. (a) Whether or not the indemnification provided in Section 1 and Section 2 above is available, in respect of any threatened, pending or completed action, suit or proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. Company shall not enter into any settlement of any action, suit or proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive. (c) Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee. 4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of her Corporate Status, a

-4- witness in any Proceeding to which Indemnitee is not a party, she shall be indemnified against all Expenses actually and reasonably incurred by her or on her behalf in connection therewith. 5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within 10 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 5 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within 30 days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). 6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement: (a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Company’s Board of Directors in writing that Indemnitee has requested indemnification. (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of Indemnitee: (i) by a majority vote of

-5- the disinterested directors, even though less than a quorum, or (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders. (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors). Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. (d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. (e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted

-6- in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. (f) If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(g) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat. (g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Company’s Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee’s entitlement to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. (h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

-7- 7. Remedies of Indemnitee. (a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of her entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication. (b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6(b). (c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification under applicable law. (d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company the Company shall pay on her behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. (e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. 8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation. (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled

-8- under applicable law, the certificate of incorporation of the Company, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. 9. Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company or (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce her rights under this Agreement. 10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of her Corporate Status, whether or not she is acting or serving in any such capacity at the time any liability or expense is incurred for which

-9- indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other Enterprise at the Company’s request. 11. Security. To the extent requested by the Indemnitee and approved by the Company’s Board of Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee. 12. Enforcement. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company. (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. 13. Definitions. For purposes of this Agreement: (a) “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company. (b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee. (c) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary. (d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting,

-10- defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. (e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. (f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director of the Company, by reason of any action taken by her or of any inaction on her part while acting as an officer or director of the Company, or by reason of the fact that she is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement; and excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce her rights under this Agreement. 14. Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. 15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute

-11- a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company. 17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed: signature hereto. If to Indemnitee, to the address set forth below Indemnitee If to the Company, to: Beyond, Inc. 433 Ascension Way, 3rd Floor Murray, Utah 84123 Attention: Secretary or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be. 18. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. 19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. 20. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof. 21. Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. (a) (b) Bed Bath&

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written. B , I . By: [Name/Title] Address: 433 Ascension Way, 3rd Floor Murray, Utah 84123 AGREED TO AND ACCEPTED: INDEMNITEE: [Name/Title] Address: ______________________________ ______________________________ Marcus Lemonis 1039 Ponte Vedra Blvd, Ponte Vedra, FL 32082 Bed Bath & eyond nc AdriaJ1J1e K Lee Adrianne Lee, President &CFO -----,